UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008

SENECA-CAYUGA BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Federal	000-52111	16-160243
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

19 Cayuga Street, Seneca Falls, New York	13148
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 568-5855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Seneca-Cayuga Bancorp, Inc.	Page 2 of 4
Shares Repurchase Program Press Release

Item 8.01. Other Events

On May 20, 2008, the Board of Directors of the Company has authorized a stock repurchase program pursuant to which the Company intends to repurchase up to 5% of its outstanding shares (excluding shares held by Seneca Falls Savings Bank, MHC, the Company’s mutual holding company), or up to 119,025 shares. The timing of the repurchases will depend on certain factors, including but not limited to, market conditions and prices, the Company’s liquidity requirements and alternative uses of capital. Any repurchased shares will be held as treasury stock and will be available for general corporate purposes. The Company anticipates conducting such repurchases in accordance with a Rule 10b5-1 trading plan.

The subject press release is attached as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions. None.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 21, 2008

Seneca-Cayuga Bancorp, Inc.	Page 3 of 4
Shares Repurchase Program Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENECA-CAYUGA BANCORP, INC.

DATE: May 21, 2008	By:	/s/ Menzo D. Case
Menzo D. Case
President